Exhibit 99.1

News	micros®

Release Date: April 27, 2006	Contacts:	Peter J. Rogers, Jr.
Senior Vice President, Investor Relations
MICROS Systems, Inc.
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2006 THIRD QUARTER RESULTS
RECORD THIRD QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2006 third quarter ended March 31, 2006.

FINANCIAL HIGHLIGHTS

-Commencing the first quarter of fiscal year 2006, MICROS implemented the Statement of Financial Accounting Standard No. 123(R) (“FASB 123R”), “Share-based Payments,” which became effective July 1, 2005. The statement requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options.  The expense is a non-cash transaction. The Company adopted the “Modified Prospective Application” transition method that does not result in the restatement of previously issued financial statements.  MICROS will report its net income and earnings per share during fiscal year 2006 on both Generally Accepted Accounting Principles (“GAAP”) (which includes the share-based payment charge, which represents the non-cash stock option expense) and non-GAAP (which excludes the share-based payment charge, which represents the non-cash stock option expense) bases in order to facilitate analysis of the business and meaningful period-to-period comparisons.

-Revenue for the quarter was $171.1 million, an increase of $17.8 million, or 11.6%, over the same period last year.

-GAAP net income for the quarter was $15.6 million. GAAP net income for the nine-month period was $42.2 million.

-GAAP EPS for the quarter, per diluted share, was $0.38. GAAP EPS for the nine-month period, per diluted share, was $1.04.

-Net income for the quarter, before the share-based payment charge, a non-GAAP measure, was $17.8 million, an increase of $3.6 million, or 25.5% over the year ago period.  Net income for the nine-month period, before the share based payment charge, was $47.2 million, an increase of $11.6 million, or 32.6% over the year ago period.

-EPS for the quarter, per diluted share, before the share-based payment charge, a non-GAAP measure, was $0.44, an increase of $0.09, or 25.7% over year ago period.  EPS for the nine-month period, per diluted share, before the share-based payment charge, was $1.16, an increase of $0.26, or 28.9% over the year ago period.

-MICROS’s financial results were Company records for the third fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are pleased with our execution and the number of new customer contracts signed across all segments in the quarter.  We look forward to a strong fourth quarter as we aim for a record year in revenue and earnings.”

MICROS’s guidance for its fiscal 2006 fourth quarter ending June 30, 2006 is for revenue between $180.0 million and $185.0 million, and non-GAAP net income, excluding the currently projected share-based payment charge for the fourth fiscal quarter, between $20.5 million and $21.2 million. Guidance for GAAP net income is between $18.8 million and $19.5 million.

Guidance for the fiscal 2006 year ending June 30, 2006 has been increased for revenue to be between $667.0 million and $672.0 million and increased for non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, to be between $67.7 million and $68.4 million, or non-GAAP earnings per diluted share between $1.66 and $1.68.  Guidance for GAAP net income has been increased to be between $60.6 million and $61.3 million, or earnings per diluted share of $1.50 to $1.51.

To supplement the consolidated financial statements presented in accordance with GAAP, the Company presents MICROS’s net income and earnings per diluted share, before the share-based payment charge, which is the non-cash stock option expense. This non-GAAP presentation of net income and earnings per share is provided to enhance the understanding of the Company’s historical financial performance and comparability between periods. The Company believes this presentation provides useful information.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs where MICROS provides guidance for its fiscal 2006 fourth quarter ending June 30, 2006, and its fiscal 2006 year ending June 30, 2006, and Mr. Giannopoulos’s quote.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of April 27, 2006.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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Release Date: April 27, 2006	Contacts:	Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Third Quarter Ended March 31,		Nine-Months Ended March 31,

	2006	2005	2006	2005

Revenue:
Hardware	$56,087	$49,871	$152,585	$131,804
Software	28,788	28,762	85,045	75,183
Service	86,266	74,719	249,493	218,257

Total revenue	171,141	153,352	487,123	425,244

Cost of sales:
Hardware	38,234	32,628	103,371	88,220
Software	6,051	6,704	18,458	17,965
Service (*)	41,773	36,226	119,978	105,040

Total cost of sales	86,058	75,558	241,807	211,225

Gross margin	85,083	77,794	245,316	214,019
Selling, general and administrative expenses	51,834	48,540	151,492	134,397
Research and development expenses	6,475	7,201	19,162	20,864
Depreciation and amortization	2,450	2,681	7,557	7,627
Stock option expense (*)	2,402	—	6,502	—

Total operating expenses	63,161	58,422	184,713	162,888

Income from operations	21,922	19,372	60,603	51,131
Non-operating income (expense), net	1,430	(254)	2,608	1,081

Income before taxes, minority interests, and equity in net earnings of affiliates	23,352	19,118	63,211	52,212
Income tax provision	7,589	4,777	20,544	16,029

Income before minority interests and equity in net earnings of affiliates	15,763	14,341	42,667	36,183
Minority interests and equity in net earnings of affiliates	(169)	(163)	(517)	(591)

Net income (GAAP)	$15,594	$14,178	$42,150	$35,592

Net income per common share – diluted (GAAP)	$0.38	$0.35	$1.04	$0.90

Weighted-average number of shares outstanding – diluted	40,730	40,038	40,648	39,503

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense
Net income (GAAP)	$15,594	$14,178	$42,150	$35,592

Add back:
(*) Stock option expense
COGS - service	25		25

Selling, general and administrative expenses	2,329	—	6,359	—
Research and development expenses	73	—	143	—

Stock option expense included in operating expenses	2,402	—	6,502	—

Total stock option expense	2,427	—	6,527	—

Subtract:
Total tax effect on stock option expense	227		1,472

Net income (before share-based payment charge)	$17,794	$14,178	$47,205	$35,592

Net income per common share-diluted (before share-based payment charge)	$0.44	$0.35	$1.16	$0.90

News	micros®

Release Date: April 27, 2006	Contacts:	Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEET
(Unaudited - in thousands)

	March 31, 2006	June 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$182,998	$153,521
Accounts receivable, net	150,077	131,423
Inventories, net	45,153	42,664
Deferred income taxes	13,111	10,883
Prepaid expenses and other current assets	27,074	28,934

Total current assets	418,413	367,425
Property, plant and equipment, net	23,382	21,308
Deferred income taxes, non-current	13,679	18,195
Goodwill	104,680	86,781
Intangible assets, net	10,764	10,958
Purchased and internally developed software costs, net	37,071	40,160
Other assets	2,525	2,401

Total assets	$610,514	$547,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$1,728	$2,387
Accounts payable	37,433	38,253
Accrued expenses and other current liabilities	81,256	74,543
Current portion of capital lease obligations	142	162
Income taxes payable	7,991	3,260
Deferred income taxes	362	362
Deferred service revenue	74,070	58,022

Total current liabilities	202,982	176,989
Capital lease obligations, net of current portion	361	251
Deferred income taxes, non-current	14,648	16,105
Other non-current liabilities	7,907	5,905
Commitments and contingencies
Minority interests	3,010	2,807
Shareholders’ equity:
Common stock	485	482
Capital in excess of par	94,401	99,990
Retained earnings	281,470	239,320
Accumulated other comprehensive income	5,250	5,379

Total shareholders’ equity	381,606	345,171

Total liabilities and shareholders’ equity	$610,514	$547,228